Exhibit 4.3 - Registration Rights Agreement - Ken Katuin

                          REGISTRATION RIGHTS AGREEMENT

      This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), is entered as of September 28, 2004, by and between International Microcomputer Software, Inc., a California corporation (the "COMPANY"), and Ken Katuin (the "SELLER").

      WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of September 28, 2004, by and between the Seller and the Company (the "PURCHASE AGREEMENT"), the Company has agreed, as partial consideration for the acquisition by the Company from the Seller of 100% of the outstanding shares of capital stock of Abbisoft House Plans, Inc., to issue to the Seller 500,000 shares of unregistered common stock, no par value per share, of the Company (the "SHARES"); and

      WHEREAS, to induce the Seller to execute and deliver the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below), or any similar successor statute, and applicable state securities laws,

      NOW, THEREFORE, the parties hereto agree as follows:

1. DEFINITIONS

As used in this Agreement:

            (a) the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

            (b) the term "REGISTRABLE SECURITIES" means (i) the Shares and (ii) any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares;

            (c) "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

            (d) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            (e) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Seller.

2. COMPANY REGISTRATION

      2.1 INCLUSION IN REGISTRATION. If the Company shall determine to register any of its equity securities either for its own account or for the account of any other security holder, other than a registration relating solely to employee benefit plans, or a registration relating solely to an SEC Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

            (a) Promptly, and in no event later than 15 days prior to the anticipated filing date of the registration statement effecting such registration, give to the Seller a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to qualify such securities under the applicable blue sky or other state securities laws); and

            (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made by the Seller within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as otherwise provided in Section
2.2 below. Such written request may specify all or a part of the Seller's Registrable Securities.

      2.2 UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Seller in the written notice given pursuant to Section 2.1(a). In such event, the right of the Seller to registration pursuant to this Section 2 shall be conditioned upon the Seller's participation in such underwriting. The Seller shall (together with the Company and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

3. EXPENSES OF REGISTRATION

      3.1 All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and any and all Selling Expenses shall be borne by the Seller.

4. REGISTRATION PROCEDURES

      In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Seller advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

            (a) keep such registration effective for a period of one hundred twenty (120) days; PROVIDED, HOWEVER, that (i) such 120-day period shall be extended for a period of time equal to the period during which the Seller refrains from selling any securities included in such registration in accordance with the provisions set forth in Section 8 hereof; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, PROVIDED that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and PROVIDED FURTHER that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Securities Act or (z) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement;

            (b) prepare and file such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by any such registration statement; and

            (c) furnish such number of prospectuses and other documents incident thereto as the Seller from time to time may reasonably request.

5. INDEMNIFICATION

      5.1 The Company will indemnify the Seller with respect to each registration which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse the Seller for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Seller or underwriter.

      5.2 The Seller will, if Registrable Securities held by them are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter, each other stockholder of the Company participating in such registration, and each of their respective officers, directors, and partners, and each person controlling such other stockholder, in each case, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by the Seller, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by the Seller therein not misleading, and will reimburse the Company and such other stockholders, directors, officers, members, partners, persons, underwriters or control persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Seller.

      5.3 Each party entitled to indemnification under this Section 5 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

      5.4 If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      5.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

      5.6 The foregoing indemnity agreement of the Company and the Seller is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

6. INFORMATION BY THE SELLER

      The Seller shall furnish to the Company such information regarding the Seller and the distribution proposed by the Seller as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

7. RULE 144 REPORTING

      With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Company agrees to:

      7.1 make and keep public information available as those terms are understood and defined in Rule 144 at all times;

      7.2 use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

      7.3 so long as the Seller owns any Registrable Securities, furnish to the Seller upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Seller may reasonably request and as is necessary for the Seller to avail itself of any rule or regulation of the SEC allowing the Seller to sell any such securities without registration. The Company further covenants that it will take such further action as the Seller may reasonably request, all to the extent required from time to time to enable such Seller to sell the Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act.

8. "MARKET STAND-OFF" AGREEMENT

      The Seller agrees, if requested by the Company and an underwriter of common stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any common stock (or other securities) of the Company held by the Seller during the 90-day period following the effective date of a registration statement of the Company filed under the Securities Act. If requested by the underwriters, the Seller shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said period. The provisions of this Section 8 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

9. TERMINATION

      The registration rights set forth in this Agreement shall not be available to the Seller if, in the opinion of counsel to the Company, all of the Registrable Securities then owned by the Seller could be sold in any 90-day period pursuant to Rule 144 under the Securities Act (without giving effect to the provisions of Rule 144(k)).

10. MISCELLANEOUS

      10.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law.

      10.2 PARAGRAPH AND SECTION HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

      10.3 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender's telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Seller and to the Company at the addresses indicated below:

If to the Seller:                    Ken Katuin
                                     5820 Osage Ave., Apt. 108
                                     Cheyenne, WY, 82009

With a copy to:                      Finberg Law Firm, P.C.
(which shall not constitute notice)  1871 Folsom
                                     Boulder, CO 80302
                                     Attn:  Elizabeth Gold, Esq.
                                     (303) 442-1294  (Fax)

If to the Company:                   International Microcomputer Software, Inc.
                                     100 Rowland Way  Suite 300
                                     Novato, CA 94549
                                     Attn:  President
                                     Fax:  (415) 897-2544

With a copy to:                      Niesar & Diamond LLP
(which shall not constitute notice)  90 New Montgomery St., 9th Flr.
                                     San Francisco, CA 94105
                                     Attention: Gerald V. Niesar, Esq.
                                     Facsimile No.  (415) 882-5400


or to such other address as either party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

      10.4 AMENDMENTS. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by both of the parties hereto.

      10.5 ASSIGNMENT. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by either party hereto except with the prior written consent of the other party hereto.

      10.6 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.



SELLER - KEN KATUIN                       COMPANY - INTERNATIONAL MICROCOMPUTER
                                                    SOFTWARE, INC.

                                          /s/ Gordon Landies
/s/ Ken Katuin                            -------------------------
---------------------                     Name:  Gordon Landies
Signature                                 Title: President
Ken Katuin